Exhibit 23.1

CONSENT OF T.J. SMITH & COMPANY, INC.

We hereby consent to the use of our report dated February 18, 2004 regarding Torch Energy Royalty Trust and to the reference to our firm included in this Form 10-K.

T.J. SMITH & COMPANY, INC.

By:	/s/ T. J. Smith
T.J. Smith

Houston, Texas

April 17, 2004